Exhibit 99.1

PRESS RELEASE	Contact: Billy Freesmeier
FOR IMMEDIATE RELEASE	Chief of Staff
(703) 481-4579

MainStreet Bank Appoints Morgan Higgins to Board of Directors
New Director Brings Significant Government Contract Financing Expertise

Fairfax, VA, March 25, 2026 — MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP), the financial holding company for MainStreet Bank, announces the appointment of Morgan Higgins, seasoned financial executive, as a Director of the Bank.

Ms. Higgins brings over 20 years of experience in banking and government contracting, with a specific focus on strategic growth in the defense and government services markets.  Ms. Higgins is a Partner at Blue Delta Capital Partners, a venture capital firm, where she leads equity investments in emerging government contracting businesses that are scaling in the U.S Federal Government market. Prior to Blue Delta, Ms. Higgins was an Executive Director at JP Morgan Chase where she helped grow and scale the Washington, D.C. Middle Market Aerospace and Government Service banking team with a focus on helping government contractors with all their banking needs including growth through mergers and acquisitions.

“Morgan brings a powerhouse combination of finance and risk mitigation in a strategic growth environment,” said Jeff. W. Dick, Chairman and CEO of both the Company and the Bank.  “Her track record in scaling middle-market firms and her understanding of the public sector are invaluable assets.  As we continue to expand our commercial footprint, her expertise will be pivotal in driving shareholder value.”

Ms. Higgins also serves as a director of Core One Solutions, CSA, as well as the National Capital Chapter of Association for Corporate Growth, which focuses on building corporate expansion and value.

“MainStreet and its board has a reputation for disciplined growth and community focus,” said Higgins.  “I am eager to leverage my experience in the defense and governments services sectors to help the Bank capitalize on this unique economic driver of the Washington D.C. metropolitan area.”

About MainStreet Bank: MainStreet operates seven branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, Middleburg and Washington, D.C. MainStreet Bank has over 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has "put our bank" in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From sophisticated cash management to enhanced mobile banking and instant-issue Debit cards, MainStreet Bank is always looking for ways to improve our customer's experience.

MainStreet Bank was the first community bank in the Washington, D.C., metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of pandemic outbreaks, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.